                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             PAIN THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:


        ------------------------------------------------------------------------

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pain Therapeutics, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 31, 2001 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, for the following purposes:

          1. To elect two (2) Class I Directors to serve for a three year term and until their successors are duly elected and qualified (Proposal One);

          2. To ratify the appointment of KPMG LLP as independent auditors to the Company for the fiscal year ending December 31, 2001 (Proposal Two); and

          3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 12, 2001 are entitled to notice of and to vote at the meeting.

                                          Sincerely,

                                          /s/ Michael J. O'Donnell
                                          Michael J. O'Donnell
                                          Secretary
South San Francisco, California
April 20, 2001

                             YOUR VOTE IS IMPORTANT

    THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 20, 2001. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

     - COMPLETE AND RETURN A WRITTEN PROXY CARD

     - ATTEND THE COMPANY'S 2001 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING, HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

                            PAIN THERAPEUTICS, INC.
                                416 BROWNING WAY
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Pain Therapeutics, Inc. (which we will refer to as the "Company" throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, on Thursday, May 31, 2001, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-8200.

     The Company's Annual Report and Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2000, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and the Company's Annual Report will first be mailed on or about April 20, 2001 to all stockholders entitled to vote at the meeting.

     THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO PAIN THERAPEUTICS, INC., 416 BROWNING WAY, SOUTH SAN FRANCISCO, CALIFORNIA, 94080, ATTN: MANAGER, INVESTOR RELATIONS.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on April 12, 2001 (which we will refer to as the "Record Date" throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share and one series of undesignated Preferred Stock, $0.001 par value per share. As of the Record Date, 120,000,000 of the Company's common shares were authorized and 26,740,316 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of the Company's Preferred Stock were authorized and none were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to the Company at its principal offices (Attention: Manager, Investor Relations) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (B) attending the meeting and voting in person.

VOTING

     On all matters, each share has one vote. See Proposal One -- Election of Two Class I Directors -- Vote Required.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting ("Votes Cast") will be tabulated by the Inspector of Elections (the "Inspector") who will be a representative from Mellon Investor Services, the Company's Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the ratification of KPMG LLP, as independent auditors of the Company for the fiscal year ending December 31, 2001; and (iii) upon such other business as may properly come before the Annual Meeting or any adjournment thereof but will not be voted in the election of directors other than as provided in (i) above.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company's bylaws and the rules established by the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than December 21, 2001, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2002 Annual Meeting of

Stockholders that is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Exchange Act but after December 21, 2001 and on or before March 6, 2002, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 28, 2001, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all current executive officers and directors of the Company as a group. The number and percentage of shares beneficially owned are based on the aggregate of 26,738,316 shares of Common Stock outstanding as of February 28, 2001. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

                                                                                 PERCENT OF COMMON
         NAME AND ADDRESS OF BENEFICIAL OWNER(1)            NUMBER OF SHARES    STOCK OUTSTANDING(1)
         ---------------------------------------            ----------------    --------------------
William H. Gates, III(2)..................................      2,000,000                7.5%
  2365 Carillon Point
  Kirkland, WA 98033
TVM-Techno Venture Management III GmbH(3).................      1,644,104                6.1%
  101 Arch Street, Suite 1950
  Boston, MA 02110
John Griffin(4)...........................................      1,710,270                6.4%
  Blue Ridge Limited Partnership
  660 Madison Avenue
  New York, NY 10021
Remi Barbier(5)...........................................      8,180,000               30.6%
Gert Caspritz, Ph.D.(6)...................................      1,644,939                6.2%
  101 Arch Street, Suite 1950
  Boston, MA 02110
Sanford R. Robertson(7)...................................        275,520                1.0%
  Two Embarcadero Center, Suite 420
  San Francisco, CA 94111
David L. Johnson(8).......................................        190,479                  *
Barry M. Sherman, M.D.(9).................................        252,439                  *
Nadav Friedmann, M.D., Ph.D.(10)..........................        145,520                  *
  91 Bacon Court
  Lafayette, CA 94549
Michael J. O'Donnell(11)..................................         71,484                  *
  Wilson Sonsini Goodrich & Rosati
  650 Page Mill Road
  Palo Alto, CA 94304-1050
Edmon R. Jennings(12).....................................         65,625                  *
Wilfred R. Konneker, Ph.D. ...............................          2,007                  *
  Konneker Development Corporation
  142 Enchanted Parkway, Suite 200
  Manchester, MO 63021
All directors and executive officers as a group
  (9 persons)(13).........................................     10,828,013               40.5%

---------------
* Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company's Common Stock.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage of ownership is based on 26,738,316 shares of Common Stock outstanding as of February 28, 2001, adjusted as required by the rules promulgated by the SEC.

 (2) Based on Schedule 13G as filed with the SEC and dated July 24, 2000. Includes 2,000,000 shares held by Cascade Investments, LLC, which is controlled by William H. Gates, III.

 (3) Based on Schedule 13G as filed with the SEC and dated February 14, 2001. TVM-Techno Venture Management III GmbH is controlled by its two managing directors, Helmut Schuhsler and Friedrick Bornikee.

 (4) Based on Schedule 13G as filed with the SEC and dated February 14, 2001. Includes 1,090,270 shares held by Blue Ridge Limited Partnership, 40,000 shares held by Blue Ridge Private Equity Fund, and 580,000 shares held by John Griffin. All of the shares held by Blue Ridge Limited Partnership and Blue Ridge Private Equity Fund are beneficially owned by John Griffin.

 (5) Represents 8,180,000 shares issued which are subject to a repurchase right held by the Company which lapses over time.

 (6) Includes 1,644,104 shares held by TVM-Techno Venture Management III GmbH. Dr. Caspritz, a director of the Company, is a partner of TVM-Techno Venture Management. Dr. Caspritz disclaims beneficial ownership of the shares held by TVM-Techno Venture Management III GmbH, except to the extent of his partnership interest in such shares.

 (7) Includes 50,000 shares issued which are subject to a repurchase right held by the Company which lapses over time, and 25,520 shares issuable pursuant to options exercisable within 60 days of February 28, 2001.

 (8) Includes 190,000 shares issued which are subject to a repurchase right held by the Company which lapses over time.

 (9) Includes 168,749 shares issuable pursuant to options exercisable within 60 days of February 28, 2001.

(10) Includes 100,000 shares issued which are subject to a repurchase right held by the Company which lapses over time, and 25,520 shares issuable pursuant to options exercisable within 60 days of February 28, 2001.

(11) Includes 45,000 shares held by WS Investment Company 98B, 12,162 shares held by WS Investment Company 99B, 1,777 shares held by WS Investment Company 2000A, 5,775 shares held by Michael J. O'Donnell, 5,000 of which are subject to a repurchase right held by the Company which lapses over time, and 6,770 shares issuable to Mr. O'Donnell pursuant to options exercisable within 60 days of February 28, 2001. Mr. O'Donnell, a director of the Company, is a general partner of WS Investment Company. Mr. O'Donnell disclaims beneficial ownership of the shares held by WS Investment Company, except to the extent of his partnership interest in such shares. Mr. O'Donnell is also a partner in Wilson Sonsini Goodrich & Rosati, Professional Corporation, the Company's corporate counsel.

(12) Includes 46,875 shares issuable pursuant to options exercisable within 60 days of February 28, 2001.

(13) Includes 273,434 shares issuable pursuant to options exercisable within 60 days of February 28, 2001.

                                  PROPOSAL ONE

                       ELECTION OF TWO CLASS I DIRECTORS

NOMINEES

     The Company's Board of Directors has six authorized directors and currently consists of six members. The Company has a classified Board of Directors, which is divided into three classes and whose terms expire at different times. The three classes are currently comprised of the following directors:

     - Class I consists of Michael J. O'Donnell, who will serve until the annual meeting of stockholders to be held in 2001, and Wilfred R. Konneker, Ph.D., who will resign his position immediately prior to the 2001 annual meeting of stockholders;

     - Class II consists of Gert Caspritz, Ph.D., who will serve until the annual meeting of stockholders to be held in 2002, and Nadav Friedmann, M.D., Ph.D., who will resign his position immediately prior to the 2001 annual meeting of stockholders and will be standing for re-election as a Class I Director at such meeting; and

     - Class III consists of Remi Barbier and Sanford R. Robertson, who will serve until the annual meeting of stockholders to be held in 2003.

     Effective as of May 30, 2001, Wilfred R. Konneker, Ph.D. will resign his position as a Class I Director and as a member of the Audit Committee. Effective as of May 30, 2001, Nadav Friedmann M.D., Ph.D. will resign his position as a Class II Director and as a member of the Compensation Committee. Effective as of May 30, 2001, the Board of Directors has appointed Dr. Friedmann to fill the vacancies in the Class I Directors, the Audit Committee and the Compensation Committee, and has reduced the number of authorized directors on the Board of Directors from six to five.

     At each annual meeting of stockholders beginning with the 2001 annual meeting, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, who are currently directors of the Company. The nominees have consented to be named as nominees in the proxy statement and to continue to serve as directors if elected. If either nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

     The nominees for the Class I Directors and their biographical information are as follows:

     - Michael J. O'Donnell, Esq. Mr. O'Donnell has served as a director since June 1998. Mr. O'Donnell has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, the Company's corporate counsel, since 1993. Mr. O'Donnell serves as corporate counsel to numerous public and private biopharmaceutical and life sciences companies. Mr. O'Donnell received a J.D. degree, cum laude, from Harvard University and a B.A. degree from Bucknell University, summa cum laude.

     - Nadav Friedmann, M.D., Ph.D. Dr. Friedmann has served as a director since September 1998. Dr. Friedmann is the owner and President of EMET Research Inc., a consulting firm in the pharmaceutical industry. Dr. Friedmann was President and Chief Executive Officer of Daiichi Pharmaceutical Corporation, a pharmaceutical company, from 1997 to April 2000, and before that was a Consultant to the Board of Directors of Daiichi Pharmaceutical Co., Ltd. in Tokyo from 1995 to

       1997. From 1992 to 1995, Dr. Friedmann served as Vice President, Clinical Research at Xoma Corporation. From 1980 to 1991, Dr. Friedmann held various leadership positions, with Johnson & Johnson, a healthcare company, including Vice President and Head of Research of J&J Biotechnology Center. Prior to that, Dr. Friedmann was Medical Director of Abbott Laboratories. Dr. Friedmann is a graduate of Albert Einstein College of Medicine, where he received an M.D., and of the University of California, San Diego, where he received a Ph.D. degree in Biochemistry.

     The Company is not aware of any reason that either nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the Company's Annual Meeting of Stockholders held in 2004 or until a successor has been elected and qualified. Other than the relationships noted in the section "Certain Business Relationships," there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

     The following table sets forth for each Class I Director, the Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the Record Date.

                NAME                  AGE                           POSITION
                ----                  ---                           --------
Remi Barbier........................  41    President, Chief Executive Officer, Chairman of the Board
                                            of Directors and Class III Director
Barry M. Sherman, M.D. .............  59    Executive Vice President and Chief Medical Officer
Edmon R. Jennings...................  54    Chief Commercialization Officer
David L. Johnson....................  47    Chief Financial Officer
Gert Caspritz, Ph.D.(1).............  51    Class II Director
Nadav Friedmann, M.D., Ph.D.(2).....  58    Class II Director
Wilfred R. Konneker(1)..............  79    Class I Director
Michael J. O'Donnell, Esq. .........  42    Class I Director and Secretary
Sanford R. Robertson(1)(2)..........  69    Class III Director

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     There is no family relationship between any director or executive officer of the Company.

     Remi Barbier, the Company's founder, has served as the Company's President, Chief Executive Officer and Chairman since the Company's inception in May 1998. Prior to that time, Mr. Barbier helped in the growth or founding of: Exelixis Inc., a functional genomics company, ArQule, a chemistry company, and EnzyMed (now owned by Albany Molecular Research), a chemistry company. Mr. Barbier served as Chief Operating Officer of Exelixis from January 1996 to May 1998. Prior to that, he was Vice President of Corporate Development and Clinical Project Manager of Xoma Corporation, a biotechnology company, from October 1993 to December 1995. Mr. Barbier received his B.A. from Oberlin College and his M.B.A. from the University of Chicago. He is a director of Mendel Biotechnology, Inc.

     Barry M. Sherman, M.D. has served as the Company's Executive Vice President and Chief Medical Officer since April 1999. From April 1996 to February 1999, Dr. Sherman was President and Chief Executive Officer of Anergen Inc., an immunology biotechnology company. From 1985 until 1996, Dr. Sherman held various positions at Genentech Inc., a biotechnology company, most recently serving as Senior Vice President and Chief Medical Officer with responsibility for Genentech's overall clinical development activities. Since 1986, Dr. Sherman has also been a Clinical Professor of Internal Medicine at Stanford University. From 1971 to 1985, Dr. Sherman was a Professor of Internal Medicine and director of the Clinical Research Center at the University of Iowa College of Medicine. Dr. Sherman received his M.D., with honors, from the University of Michigan.

     Edmon R. Jennings joined Pain Therapeutics, Inc. in February 2000. Prior to that time, Mr. Jennings held senior management positions at Genentech, including Vice President of Corporate Development from

December 1995 to January 2000, Vice President of Sales and Marketing from January 1994 to December 1995 and Vice President of Sales from December 1990 to December 1993. Prior to Genentech, Mr. Jennings held positions with Bristol-Myers Oncology and Bristol Laboratories, both of which were divisions of Bristol-Myers (now Bristol-Myers Squibb), a pharmaceutical company, for approximately twelve years. Mr. Jennings received his B.A. from the University of Michigan.

     David L. Johnson, CPA joined Pain Therapeutics, Inc. in January 2000. From November 1998 to December 1999, Mr. Johnson was an independent financial consultant, and acted as Chief Financial Officer at Aradigm, a drug delivery technology company. From October 1997 to November 1998, Mr. Johnson held positions as Vice President of Finance and Administration of Elan Pharmaceuticals North America and Vice President of Finance and Chief Financial Officer of Athena Neurosciences, both of which were divisions of Elan Pharmaceuticals, a pharmaceutical company. From September 1996 to October 1997, Mr. Johnson was Director of Finance at Gilead Sciences, a biopharmaceutical company. From January 1995 to September 1996, Mr. Johnson was an independent financial consultant and provided accounting services to Chiron, a biotechnology company. From June 1993 to December 1994, Mr. Johnson was Director of Financial Planning and Operational Analysis at Chiron. Mr. Johnson is a former member of the audit staff of KPMG LLP, the Company's auditors. Mr. Johnson received his B.S. in Accounting from Oklahoma State University.

     Gert Caspritz, Ph.D. has served as a director since November 1999. Dr. Caspritz is currently a partner of TVM-Techno Venture Management, an international venture capital firm based in Germany. Prior to joining TVM in June 1999, he was employed by Hoechst Marion Roussel, now Aventis Pharma, a pharmaceutical company, for over 15 years, most recently as Vice President of New Technologies Licensing. During his tenure at Hoechst Marion Roussel he was a member of various strategy task forces, including the group that negotiated many of Hoechst Marion Roussel's biotechnology collaborations. Dr. Caspritz serves on the board of Coley Pharmaceutical Group, PhytoMedica, now Vivoquest, Enanta, Cydex, Transmolecular, Transave and Epicept, and is a board observer to Sunol Molecular. Dr. Caspritz received his undergraduate degree and his Ph.D. in Biology from the University of Mainz, Germany.

     Nadav Friedmann's biographical information can be found above.

     Wilfred R. Konneker, Ph.D. has served as a director since November 1999. Dr. Konneker has been a private investor since retiring as Vice President of the radio pharmaceuticals division of Mallinckrodt, Inc., a healthcare company, in 1973. He served as a director of Mallinckrodt, Inc. from 1966 to 1975. Dr. Konneker founded Nuclear Consultants, Inc., the first supplier of radio-isotopes to the pharmaceutical industry, in 1950, and served as its President and Chief Executive Officer until its merger with Mallinckrodt, Inc. in 1966. Dr. Konneker sits on the Board of Trustees for Washington University and the Board of Directors for Ohio University Foundation, the St. Louis Symphony, the Opera Theater of St. Louis and the Chautauqua Foundation. Dr. Konneker received his Ph.D. in Nuclear Physics from Washington University and an undergraduate degree from Ohio University.

     Michael J. O'Donnell's biographical information can be found above.

     Sanford R. Robertson has served as a director since September 1998. Mr. Robertson has been a general partner of Francisco Partners, a technology investment fund since January 2000. From October 1998 to December 1999 he was President of S. R. Robertson and Co., LLC. Mr. Robertson is the founder and former chairman of Robertson, Stephens & Company, an investment banking firm founded in October 1978, with which Mr. Robertson was associated through September 1998. Mr. Robertson is also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities. He is also a former director of AIM Management Group Inc. (now AMVESCAP) and BankAmerica Corporation. Mr. Robertson received his B.B.A. and M.B.A. degrees with distinction from the University of Michigan. He is also a director of Big Vine.com, Inc. and Netro Corporation.

DIRECTOR COMPENSATION

     The Company reimburses its officers and directors for expenses incurred in attending any Board of Directors or committee meeting.

     The Company's non-employee directors are eligible to participate in the Company's 1998 Stock Plan. The shares subject to the options granted to non-employee directors will vest annually over a four year period following the date of grant. Additionally, beginning at the Company's annual meeting of stockholders to be held on May 31, 2001 and at each successive annual stockholder meeting, each non-employee director who continues to serve as a director through the date of such annual meeting will receive an option to purchase 20,000 shares of the Company's Common Stock. The exercise price per share for all options automatically granted to directors under the Company's 1998 Stock Plan will be equal to the market price of the Company's Common Stock on the date of grant and will have a ten year term, but will generally terminate within a specified time, as defined in the 1998 Stock Plan, following the date the option holder ceases to be a director or consultant.

     Employee directors who meet the eligibility requirements may participate in the Company's 2000 Employee Stock Purchase Plan.

     The Company has renewed its directors and officers indemnification insurance coverage. This insurance covers directors and officers individually. These policies run from July 13, 2000, through July 13, 2001, at a total cost of $255,000. The primary carrier is Zurich American.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 2000. No director serving throughout fiscal year 2000 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. Mr. O'Donnell and Dr. Freidmann attended all meetings of the Board of Directors. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

     The Audit Committee consists of directors Caspritz, Konneker and Robertson, each of whom is independent as defined under the National Association of Securities Dealers listing standards. The Audit Committee reviews the Company's internal accounting procedures, consults with and reviews the services provided by the Company's independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. The Audit Committee held two meetings during fiscal 2000. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

     The Compensation Committee consists of directors Friedmann and Robertson. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company's officers and employees and administers the Company's stock plans and employee benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors established the Compensation Committee in March 2000. Prior to establishing the Compensation Committee, the Board of Directors as a whole performed the functions delegated to the Compensation Committee. No member of the Compensation Committee has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members has been an officer or employee.

VOTE REQUIRED

     Directors will be elected by a plurality vote of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidate receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Quorum; Abstentions; Broker Non-Votes."

                         THE CLASS II AND III DIRECTORS
                        RECOMMEND THAT STOCKHOLDERS VOTE
                     FOR THE CLASS I NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

       RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS TO
            THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001

     The Board of Directors has selected KPMG LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or a ratification, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year, if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection.

     KPMG LLP has audited the Company's financial statements since the period ended December 31, 1998. Representatives of KPMG LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of KPMG LLP are also expected to be available to respond to appropriate questions.

           FEES BILLED TO THE COMPANY BY KPMG, LLP DURING FISCAL 2000

AUDIT FEES

     Fees paid by the Company to KPMG LLP for audit of the Company's 2000 financial statements and timely quarterly reviews of the Company's financial information included on Form 10-Q totaled $82,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     Fees billed to the Company by KPMG LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including accounting advice services totaled $374,300.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT
     AUDITORS TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid or accrued during fiscal years 2000, 1999 and 1998 to the Company's President and Chief Executive Officer, and each of the Company's three other most highly compensated executive officers whose annual compensation exceeded $100,000 for fiscal year 2000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                                     ANNUAL COMPENSATION     SECURITIES
                                                     --------------------    UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION       FISCAL YEAR     SALARY      BONUS      OPTIONS(#)    COMPENSATION(1)
    ---------------------------       -----------    ---------   --------   ------------   ---------------
Remi Barbier(2).....................     2000        $312,500    $45,000            --         $10,085
  President, Chief Executive Officer     1999        $176,042         --            --         $ 7,217
  and Chairman of the Board              1998        $ 37,500         --            --              --
Barry M. Sherman, M.D.(3)...........     2000        $249,559    $15,000            --         $ 1,189
  Executive Vice President and           1999        $132,275         --       600,000              --
  Chief Medical Officer                  1998              --         --            --              --
Edmon R. Jennings(4)................     2000        $183,476    $15,000       225,000         $ 1,400
  Chief Commercialization Officer        1999              --         --            --              --
                                         1998              --         --            --              --
David L. Johnson(5).................     2000        $177,125    $25,000    190,000(6)         $ 1,231
  Chief Financial Officer                1999              --         --            --              --
                                         1998              --         --            --              --

---------------
(1) All other compensation includes life insurance paid by the Company on behalf of the executive officers.

(2) Mr. Barbier, the Company's founder, commenced his employment at the Company's inception in May 1998.

(3) Dr. Sherman commenced his employment with the Company in April 1999.

(4) Mr. Jennings commenced his employment with the Company in February 2000.

(5) Mr. Johnson commenced his employment with the Company in January 2000.

(6) Mr. Johnson purchased 190,000 shares of common stock at an exercise price of $0.20 per share subject to a repurchase right held by the Company which lapses over a period of four years, beginning January 3, 2000 (the date on which Mr. Johnson commenced employment with the Company), at a rate of 1/48 per month. At December 31, 2000, 146,459 of such shares remained subject to the Company's right of repurchase.

OPTION GRANTS IN 2000

     The following table sets forth information concerning grants of stock options to each of the executive officers named in the table above during 2000. All options granted to these executive officers in 2000 were granted under the 1998 Stock Plan, as amended. Except as otherwise noted, one forty-eighth of the shares subject to each option vests and becomes exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to each option vests each month thereafter. The percent of the total options set forth below is based on an aggregate of 934,000 options granted to employees and consultants during 2000. Prior to the initial public offering in July 2000, options were granted at fair market value as determined by the Board of Directors on the date of grant. Subsequent to the initial public offering, options were granted at market value on the date of grant.

     Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming the initial public offering price of the Company's Common Stock of $12.00 per share or, for options granted after the Company's initial public offering, the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term. The assumed 5% and

10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the Company's future Common Stock price.

                                                 INDIVIDUAL GRANTS
                                ---------------------------------------------------
                                              PERCENT OF                              POTENTIAL REALIZABLE VALUE
                                NUMBER OF    TOTAL OPTIONS                            AT ASSUMED ANNUAL RATES OF
                                SECURITIES    GRANTED TO                                STOCK APPRECIATION FOR
                                UNDERLYING     EMPLOYEES     EXERCISE                         OPTION TERM
                                 OPTIONS        DURING         PRICE     EXPIRATION   ---------------------------
             NAME                GRANTED       PERIOD(%)     PER SHARE      DATE           5%            10%
             ----               ----------   -------------   ---------   ----------   ------------   ------------
Remi Barbier..................        --           --             --            --             --             --
Barry M. Sherman, M.D. .......        --           --             --            --             --             --
Edmon R. Jennings.............   225,000          24%          $1.00      02/01/10     $4,173,015     $6,778,104
David L. Johnson(1)...........   190,000          20%          $0.20      01/03/10     $3,651,982     $5,815,171

---------------
(1) Mr. Johnson purchased 190,000 shares of common stock at an exercise price of $0.20 per share subject to a repurchase right held by the Company which lapses over a period of four years, beginning January 3, 2000 (the date on which Mr. Johnson commenced employment with the Company), at a rate of 1/48th per month. At December 31, 2000, 146,459 of such shares remained subject to the Company's right of repurchase.

AGGREGATE OPTION EXERCISES IN 2000 AND VALUES AT DECEMBER 31, 2000

     The following table sets forth information concerning exercisable and unexercisable stock options held by the executive officers named in the summary compensation table at December 31, 2000. The value of unexercised in-the-money options is based on the fair market value per share, as of December 31, 2000, of the Company's Common Stock underlying the options minus the actual exercise prices. All options were granted under the Company's 1998 Stock Plan, as amended. Except as otherwise noted, these options vest over four years and otherwise generally conform to the terms of the Company's 1998 Stock Plan, as amended.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS AT                    OPTIONS AT
                               SHARES                        DECEMBER 31, 2000           DECEMBER 31, 2000(1)
                              ACQUIRED       VALUE      ---------------------------   ---------------------------
           NAME              ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   ----------   -----------   -------------   -----------   -------------
Remi Barbier...............         --             --          --             --              --             --
Barry M. Sherman, M.D. ....     83,333     $1,231,245     118,750        397,917      $1,752,031     $5,871,723
Edmon R. Jennings..........     18,750     $  260,156      28,125        178,125      $  390,234     $2,471,484
David L. Johnson(2)........    190,000     $2,788,250          --             --              --             --

---------------
(1) Value is determined by subtracting the exercise price of an option from the $14.875 per share fair market value of the Company's Common Stock as of December 31, 2000.

(2) Mr. Johnson purchased 190,000 shares of common stock at an exercise price of $0.20 per share subject to a repurchase right held by the Company which lapses over a period of four years, beginning January 3, 2000 (the date on which Mr. Johnson commenced employment with the Company), at a rate of 1/48th per month. At December 31, 2000, 146,459 of such shares remained subject to the Company's right of repurchase.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     In July 1998, the Company entered into an employment agreement with Mr. Barbier. Under the terms of the agreement as amended by the Board of Directors, Mr. Barbier receives an annual salary of $350,000, and is eligible to receive an annual bonus in an amount to be determined by the Board of Directors. The term of the agreement is three years, and it automatically renews for consecutive one-year terms unless the Company or Mr. Barbier terminates the agreement earlier on sixty days' notice. The agreement entitles Mr. Barbier to serve on the Board of Directors for as long as he is the Company's President and Chief Executive Officer. Thereafter, he will remain a member of the Board of Directors only if the Company terminates his employment without cause. The agreement also provides that if the Company terminates Mr. Barbier without cause, the Company must pay him his salary for twelve months following the date of his termination and relinquish its right to repurchase any of his shares of its Common Stock.

     In March 1999, the Company executed an employment offer letter for Dr. Sherman. Under the terms of the offer as amended by the Board of Directors, Dr. Sherman receives an annual salary of $250,000. The offer letter provides that Dr. Sherman's employment may be terminated at any time by either Dr. Sherman or the Company upon thirty days' notice.

     The Company executed employment offer letters for Mr. Johnson and Mr. Jennings in November and December 1999, respectively. Pursuant to these offer letters, as amended by the Board of Directors, Mr. Johnson and Mr. Jennings receive annual base salaries of $200,000 and $205,000, respectively. In addition, Mr. Johnson was permitted to purchase 190,000 shares of the Company's Common Stock at a per share exercise price of $0.20 subject to the Company's repurchase right, and Mr. Jennings received an option to purchase 225,000 shares of the Company's Common Stock at a per share exercise price of $1.00. The Company may terminate either officer's employment at any time and for any reason or no reason. However, if the Company terminates Mr. Johnson's or Mr. Jennings' employment without cause, the Company must pay severance equal to such officer's base salary until the sooner of the date that he secures new employment, or the date that is three months after the date of his termination. Neither officer will receive any severance if he voluntarily terminates his employment any time, or if the Company terminates him for cause at any time.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to the Company's executive officers during the fiscal year ended December 31, 2000. Actual compensation earned during fiscal 2000 by the named executive officers is shown in the Summary Compensation Table above under "Executive Compensation."

INTRODUCTION

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and recommends to the Board of Directors the compensation plans and specific compensation levels for executive officers. One of the Committee's goals is to ensure that the Company's executive compensation programs are competitive with those of regional companies in our industry. In addition, the Committee strives to enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the achievement of certain corporate and individual goals, and by providing rewards for meeting or exceeding those goals.

COMPENSATION PROGRAMS

     Base Salary. The Committee recommends base salaries for executive officers, and reviews such salaries on an annual basis. In general, the salaries of executive officers are based upon a review of surveys of publicly held companies in our industry and of a similar size to the Company. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

     Bonuses. The Committee recommends bonuses for executive officers to the Board of Directors. Each executive officer is evaluated individually to determine a bonus for the fiscal year based on performance criteria, including, among other criteria, progress towards or achievement of milestones in such executive's area of responsibility and with respect to the Company's financial performance generally.

     Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. The

Company generally grants options that become exercisable over a four year period as a means of encouraging executives and other employees to remain with the Company and to promote its success. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives' ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

COMPENSATION LIMITATIONS

     The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Remi Barbier, a founder of the Company, is the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. The Committee uses the performance criteria described above in setting the base salary and bonus for Mr. Barbier, except that his salary is adjusted according to whether overall corporate, rather than individual, objectives were met. During the last fiscal year, Mr. Barbier led the Company through its successful initial public offering, the ongoing progress in the clinical development of its product candidates and the expansion of the Company's internal systems and infrastructure in support of these activities. Accordingly, the Committee and the Board of Directors increased Mr. Barbier's base salary of $275,000 to $350,000 effective September 1, 2000. Mr. Barbier was also awarded a cash bonus of $45,000 in 2000. Given Mr. Barbier's significant stock ownership of the Company, the Committee did not grant him any stock options in fiscal 2000.

                                      Respectfully Submitted By:

                                      MEMBERS OF THE COMPENSATION COMMITTEE

                                      Nadav Friedmann, M.D., Ph.D., Chairman
                                      Sanford R. Robertson

Dated: April 20, 2001

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The following is the report of the Audit Committee of the Board of Directors. The purpose of the Audit Committee is to monitor the Company's system of internal accounting controls, to make recommendations to the Board of Directors regarding the selection of independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Directors' attention.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management and KPMG LLP, the Company's independent auditors. In addition, the Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from KPMG LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm. The Audit Committee also has considered the non-audit services provided by KPMG LLP and determined that the services provided are compatible with maintaining the independent accountant's independence.

     Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K. This report has been provided by Gert Caspritz, Wilfred Konneker and Sanford R. Robertson, the members of the Audit Committee.

                                          Respectfully Submitted by:

                                          MEMBERS OF THE AUDIT COMMITTEE

                                          Gert Caspritz, Ph.D., Chairman
                                          Wilfred Konneker, Ph.D.
                                          Sanford R. Robertson

Dated: April 20, 2001

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq Index and of the Nasdaq Pharmaceutical Composite Index for the period commencing July 14, 2000 and ending on December 31, 2000. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

           COMPARISON OF HISTORICAL CUMULATIVE TOTAL RETURN(*) AMONG
            PAIN THERAPEUTICS, INC., NASDAQ COMPOSITE INDEX AND THE
                     NASDAQ PHARMACEUTICAL COMPOSITE INDEX

                              [PERFORMANCE GRAPH]
---------------

(*) The graph assumes that $100 was invested on July 14, 2000, in the Company's
    Common Stock, at the offering price of $12.00 per share, and $100 was invested on June 30, 2000, in the Nasdaq Composite Index and the Nasdaq Pharmaceutical Composite Index, and that all dividends were reinvested. The Company has not declared or paid any dividends on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                    CUMULATIVE TOTAL RETURN AT PERIOD ENDED

----------------------------------------------------------------------
                                                   7/14/00    12/31/00
----------------------------------------------------------------------
 Pain Therapeutics, Inc.                           100.00      123.96
 NASDAQ Composite Index                            100.00       61.67
 Nasdaq Pharmaceutical Composite Index             100.00       91.30
----------------------------------------------------------------------

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors," "Report of the Audit Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to
Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2000 all executive officers and directors of the Company complied with all applicable filing requirements.

                         CERTAIN BUSINESS RELATIONSHIPS

     Since our inception, and during the last fiscal year, Wilson Sonsini Goodrich & Rosati, Professional Corporation has provided legal services to us. One of the directors of the Company, Michael O'Donnell, Esq., is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Wilson Sonsini Goodrich & Rosati, Professional Corporation beneficially owns an aggregate of 64,714 shares of the Company's Common Stock.

     During the last fiscal year, EMET Research Inc., a consulting firm in the pharmaceutical industry, has provided consultation regarding clinical trials design, data review and interpretation. The Company paid EMET Research Inc. $36,000 for services in 2000. One of the directors of the Company, Nadav Friedmann, Ph.D., M.D., is the owner and President of EMET Research Inc. Dr. Friedmann beneficially owns an aggregate of 145,520 shares of the Company's Common Stock.

                           RELATED PARTY TRANSACTIONS

     In the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in "Employment and Severance Agreements" and (2) the transactions described below.

INVESTOR RIGHTS AGREEMENT

     The Company has entered into an agreement with the former holders of the Company's preferred stock, including Nadav Friedmann, M.D., Ph.D., and Sanford Robertson, and entities affiliated with Cascade Investments, LLC, TVM-Techno Venture Management III GmbH, Blue Ridge Limited Partnership, William H. Gates, III, John Griffin, Gert Caspritz, Ph.D. and Michael J. O'Donnell, Esq., pursuant to which former preferred stockholders will have registration rights with respect to their shares of Common Stock. The registration rights provide that if the Company proposes to register any securities under the Securities Act, either for the Company's own account or for the account of other security holders exercising registration rights, they are entitled to notice of the registration and are entitled to include shares of their Common Stock in the registration. This right is subject to conditions and limitations, including the right of the underwriters in an offering to limit the number of shares included in the registration. The holders of these shares may also require the Company to file up to two registration statements under the Securities Act at the Company's expense with respect to their shares of Common Stock. The Company is required to use its best efforts to effect these registrations, subject to conditions and limitations. Furthermore, the holders of these shares may require the Company to file additional registration statements on Form S-3, subject to conditions and limitations. These rights terminate on the earlier of five years after the effective date of the Company's

July 14, 2000 initial public offering, the date on which all shares subject to these registration rights have been sold to the public, or when a holder is able to sell all its shares pursuant to Rule 144 under the Securities Act in any 90-day period.

     Upon the completion of the Company's initial public offering, all shares of the Company's outstanding preferred stock were automatically converted into an equal number of shares of Common Stock. Dr. Caspritz, one of the Company's directors, is a Partner of TVM-Techno Venture Management, an entity considered a 5% shareholder. Dr. Caspritz disclaims beneficial ownership of the securities held by TVM-Techno Venture Management, except for his proportional interest in TVM-Techno Venture Management. Mr. Barbier is the Company's President, Chief Executive Officer, one of the Company's directors and a 5% stockholder. WS Investment Company 98B, WS Investment Company 99B and WS Investment Company 2000A are affiliated entities. Mr. Michael O'Donnell, Esq., one of the Company's directors, is a general partner of WS Investment Company. Mr. O'Donnell disclaims beneficial ownership of the securities held by such entities, except for his proportional interest in the entities.

STOCK OPTION GRANTS TO OFFICERS AND DIRECTORS

     During fiscal 2000, the Company granted the following options to purchase the Company's Common Stock to its officers, directors and stockholders who beneficially own 5% or more of its Common Stock.

                                                                              EXERCISE PRICE
                      NAME                        DATE OF GRANT    OPTIONS      PER SHARE
                      ----                        -------------    -------    --------------
Remi Barbier....................................          --            --           --
Barry M. Sherman, M.D. .........................          --            --           --
Edmon R. Jennings...............................    02/01/00       225,000        $1.00
David L. Johnson(1).............................    01/03/00       190,000        $0.20
Gert Caspritz, Ph.D. ...........................          --            --           --
Nadav Friedmann, M.D., Ph.D. ...................    03/01/00        50,000        $2.00
Wilfred R. Konneker, Ph.D. .....................          --            --           --
Michael J. O'Donnell, Esq. .....................    03/01/00        25,000        $2.00
Sanford R. Robertson............................    03/01/00        50,000        $2.00

---------------
(1) Mr. Johnson purchased 190,000 shares of common stock at an exercise price of $0.20 per share subject to a repurchase right held by the Company which lapses over a period of four years, beginning January 3, 2000 (the date on which Mr. Johnson commenced employment with the Company), at a rate of 1/48 per month. At December 31, 2000, 146,459 of such shares remained subject to the Company's right of repurchase.

INDEMNIFICATION, CHANGE OF CONTROL AND EMPLOYMENT AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements will require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 20, 2001

                                                                     APPENDIX A.

                            PAIN THERAPEUTICS, INC.
                             A DELAWARE CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                    PURPOSES

     The purpose of the Audit Committee of the Board of Directors of Pain Therapeutics, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

                                   MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

     1. Will be an independent director;

     2. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

     3. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

                                RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

      1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

      2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

      3. Reviewing the independent auditors' proposed audit scope, approach and independence;

      4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

      5. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

      6. Recommending the appointment of independent auditors to the Board of Directors;

      7. Reviewing fee arrangements with the independent auditors;

      8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

      9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

     10. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

     11. Overseeing of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

     14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     15. Reviewing related party transactions for potential conflicts of interest;

     16. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

     17. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

                                    MEETINGS

     The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

     The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

                                    MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

[PAIN THERAPEUTICS LOGO]

PAIN THERAPEUTICS, INC.
C/O MIDTOWN STATION
P.O. BOX 892
NEW YORK, NY 10018-0968

                                 VOTE BY MAIL

                                 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Pain Therapeutics, Inc., c/o Midtown Station, P.O. Box 892, New York, NY 10018-0968.

                                 VOTE IN PERSON

                                 Attend the Company's Annual Meeting of
                                 Stockholders on May 31, 2001 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, and vote in person at the meeting.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [________] KEEP THIS PORTION FOR YOUR RECORDS

                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAIN THERAPEUTICS, INC.

VOTE ON DIRECTORS

1. To elect two (2) Class I Directors        For       Withhold       For All        To withhold authority to vote,
   to serve for a three year term and        All         All           Except        mark "For All Except" and
   until their successors are duly           [ ]         [ ]            [ ]          write the nominee's number on
   elected and qualified (Proposal                                                   the line below.
   One);

   Nominees:  01)  Michael J. O'Donnell

              02)  Nadav Friedmann

Vote On Proposal

2. To ratify the appointment of KPMG LLP as independent auditors        For      Against    Abstain
   to the Company for the fiscal year ending  December 31, 2001
   (Proposal Two); and                                                  [ ]        [ ]        [ ]

3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 12, 2001 are entitled to notice of and to vote at the meeting.

                                                   Sincerely,

                                                   /s/ MICHAEL J. O'DONNELL
                                                   Michael J. O'Donnell
                                                   Secretary

South San Francisco, California
April 20, 2001

---------------------------------   ------   -------------------------   ------


---------------------------------   ------   -------------------------   ------
Signature                            Date     Signature (Joint Owners)     Date

                             PAIN THERAPEUTICS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 31, 2001

                             YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 20, 2001. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

        -  COMPLETE AND RETURN A WRITTEN PROXY CARD

        -  ATTEND THE COMPANY'S 2001 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING, HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE RETURNED A PROXY CARD.

================================================================================

                            PAIN THERAPEUTICS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2001

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pain Therapeutics, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 31, 2001 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the "Signatory"), revoking all prior proxies, hereby appoints Remi Barbier and David L. Johnson, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to represent and vote on the matters set forth in this proxy any and all shares of the Common Stock of the Company held or owned by or standing in the name of the Signatory on the Company's books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 31, 2001, at 10:00 a.m. local time at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California 94304 and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes said Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card, or, if no specification is made, to vote in favor thereof. The Signatory hereby further confers upon said Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any continuation or adjournment thereof.

The signatory hereby acknowledges receipt of Annual Meeting of Stockholders, Proxy Statement, Annual Report and the Annual Report on Form 10-K.

The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report and the Annual Report on Form 10-K.







                                      -2-